EXHIBIT 23-A
GRANT THORNTON LLP

Accountants and
Management Consultants

The US Member Firm of
Grant Thornton International



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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         We have  issued our report  dated  January 14,  1998  accompanying  the consolidated financial statements of SVB Financial Services, Inc. and subsidiary appearing on Form 10-K for the year ended December 31, 1997, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP

/s/GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 26, 1998

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                                                                    EXHIBIT 23-B





CONSENT OF INDEPENEDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1997, with respect to the financial statements for SVB Financial Services, Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 which was previously included in SVB Financial Services Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm in the Registration Statement.



                                                             Arthur Andersen LLP

Roseland, New Jersey
October 26, 1998